Exhibit 99.1

PRESS RELEASE

For immediate release

Citrine Global, Corp. (OTCQB: CTGL) announces that the loan provided to Intelicanna Ltd. (TASE: INTL) in July 2020 under the loan agreement entered between the parties, has been repaid.

Tel-Aviv, April 5, 2021 (GLOBE NEWSWIRE) — Citrine Global, Corp. (OTCQB: CTGL) (“Citrine Global”) is pleased to update that on March 31, 2021 the loan of NIS 500 thousand extended to Intelicanna by Citrine Global has been repaid in full, including the 12% annual interest.

Intelicanna Ltd. (TASE: INTL) is a publicly-traded Israeli medical cannabis company listed on the Tel-Aviv Stock Exchange (“Intelicanna”) with which Citrine Global has entered into several strategic agreements, which by one of them Citrine Global is holding 619,589 of Intelicanna’s ordinary shares demonstrating Citrine Global’s confidence in Intelicanna and in its ability to execute its strategy and business plan while strengthening its leadership in medical cannabis industry.

About Citrine Global

Citrine Global business activity is comprised of developing Israeli technologies and solutions and bringing them to global markets.

Citrine Global believes in the health, wellness, foodtech, botanicals, and medical cannabis industries that demonstrate high growth potential and is focused on these markets.

Citrine Global headquarters and top executives are based in Israel, where Citrine Global operates via its 100%-owned-subsidiary, CTGL Citrine Global Israel Ltd. (“Israeli Subsidiary”).

Citrine Global developed a unique platform of Operational Innovation Centers that create eco-systems for the health, wellness, botanicals, and medical cannabis industries.

The first Operational Innovation center is Cannovation Center Israel, which focuses on Israeli health, wellness, botanicals, and medical cannabis technologies and is backed by Israeli government grants and benefits.

PRESS RELEASE

For immediate release

External and Internal Views of the Plans of Cannovation Center Israel

* All images are for illustration purposes only and do not bind the company. All rights reserved to the company.

Cannovation Center Israel will include laboratories for botanicals & cannabis research, plant genetics, pharmacological research, product development and facilities for preclinical & clinical trials, certified factories for cannabis, health and wellness products, storage, packaging, distribution, and consultancy services for strategy and business development.

Citrine Global has an experienced team and a network of partners that include leading experts with proven track record in technology, high-tech, biotech, investment, entrepreneurship, real-estate, finance, and strategic business development in Israel and around the world.

Citrine Global plans to operate worldwide through subsidiaries, local teams, partners, and industry experts in each area

Citrine Global’s vision is to become a global leader in developing innovative technologies and solutions that improves the health and quality of life of people worldwide.

Website: http://www.citrine-global.com

For inquiries and further information, please contact: info@citrine-global.com

Safe Harbor Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. For example, Citrine Global is using forward-looking statements when it discusses that it intends to keep supporting Intelicanna’s expansion plans and support its business strategy, its belief that the health, wellness, food tech, botanicals, and medical cannabis industries that demonstrate high growth potential and is therefore primarily focused on these industries, its plan to operate worldwide through subsidiaries, local teams, partners, and industry experts in each area, the potential establishment of its first Operational Innovation Center, which will include laboratories for botanicals & cannabis research, plant genetics, pharmacological research, product development and facilities for preclinical & clinical trials, certified factories for cannabis, health and wellness products, storage, packaging, distribution, and consultancy services for strategy and business development, and the company’s vision to become a global leader in developing innovative technologies and solutions that improves the health and quality of life of as many people as possible worldwide. These forward-looking statements and their implications are based on the current expectations of the management of Citrine Global only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause actual results to differ materially from those estimated by the forward-looking statements contained in this communication include, but are not limited to: trends in target markets; effects of competition in the Company’s main markets; ability to establish and maintain strategic relationships in its major businesses; profitability of the growth strategy; and changes in global, political, economic, business, competitive, market and regulatory forces. Except as otherwise required by law, Citrine Global undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting Citrine Global, reference is made to Citrine Global’s reports filed from time to time with the Securities and Exchange Commission.